CEDAR RIDGE PARTNERS, LLC

CODE OF ETHICS

SEPTEMBER 2015

TABLE OF CONTENTS

Introduction	3
Definitions	3
General Principles of Personal Conduct	3
Compliance with Laws, Rules and Regulations	4
Conflicts of Interest	4
Confidentiality	4
Insider Trading	5
Employee Trading Policy and Procedures	5
Restricted List	6
Personal Trading Reporting Requirements	6
Notification and Approval of Outside Activities	7
Confidentiality of Reports	8
Gifts and Entertainment	8
Pay-To-Play	10
Complaints	10
Reporting Certain Conduct	11
“Whistleblower” Policy	12
Code of Ethics Acknowledgement	12
Code of Ethics Acknowledgement Form	13
Initial And Annual Securities Holdings Report	14
Quarterly Transaction Report	16
Gifts and Entertainment Approval Form	18
Private Investment Approval Form	19
Annual Outside Business Activity/Insider Disclosure Statement	20
Disciplinary Questionnaire	22
Rule 506(D) Disqualification Event (“Bad Actors”) Questionnaire	25

Introduction

As a registered investment adviser, Cedar Ridge has a fiduciary duty to its advisory clients. Cedar Ridge’s fiduciary duty includes the duty of loyalty, which requires Cedar Ridge to hold the interests of its advisory clients above its own in all matters. This means that Cedar Ridge must be particularly sensitive to situations in which advisory client interests may be even indirectly in conflict with those of Cedar Ridge and its employees. While Cedar Ridge and its employees should take great pains to avoid conflicts of interest and maintain impartiality in managing advisory client assets, there are some conflicts that will inevitably occur. In such circumstances, Cedar Ridge must clearly, accurately and completely describe those conflicts and the risks they present to advisory clients.

Definitions

For the purposes of the Code, the following definitions apply:

•	“Access person” means all employees of Cedar Ridge,
•
“Account” means accounts of any employee, immediate family member1, and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts, under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, or other accounts in which the employee exercises investment discretion, and

•	“Supervised person” means directors, officers, partners or employees of Cedar Ridge and any person who provides advice on behalf of, and is subject to, Cedar Ridge’s supervision and control.
•	“CCO” refers to the Firm’s Chief Compliance Offices as designated in the Compliance Manual as updated, or a designee who is charged with certain tasks as so delegated by the CCO.

General Principles of Personal Conduct

Employees have an obligation to act in a matter that merits trust and confidence. Specific guidelines for certain situations are addressed below and in other sections of the Manual. General principles of personal conduct that should be followed are:

•	Employees must not take any action, either personally or on behalf of Cedar Ridge, which will violate any law or regulation affecting our business,
•	Employees must perform their assigned duties to the best of their ability and in the best interests of Cedar Ridge,
•	Employees should avoid circumstances that could produce conflicts or the appearance of conflicts between their personal interests and those of Cedar Ridge or the Investment Funds,

[1]	Immediate family members include those related individuals who share a residence with a Cedar Ridge employee including, but not limited to, spouses, children and partners.

•	Employees must adhere to and fully comply with all of Cedar Ridge’s policies and procedures, including the Code,
•
Employees must not use Firm information, intellectual property, influence or their position within Cedar Ridge for personal gain or for another’s advantage or in violation of any law or regulation, and

•
Employees must respect the confidentiality of information obtained in the course of business, including information regarding Advisory clients, underlying hedge funds and their managers and other business counterparties.

Compliance with Laws, Rules and Regulations

We expect our employees to comply with all laws, rules and regulations applicable to our business. Employees should seek guidance whenever they are in doubt as to the applicability of any law, rule or regulation regarding any contemplated course of action.

Conflicts of Interest
As discussed above, employees should avoid circumstances that could produce conflicts or the appearance of conflicts between their personal interests and those of Cedar Ridge and our advisory clients. Employees should exercise sound judgment before committing to any activity or participating in any transaction that has even the potential to be a conflict. The appearance of a conflict of interest can often be as detrimental as a conflict itself.

A conflict of interest occurs when an individual’s private interest interferes with the interests of Cedar Ridge or our advisory clients. Such situations might include activities, conduct, or investments that could adversely affect judgment or job performance. Conflicts of interest also arise when you or a family member receives undisclosed, improper benefits as a result of your position with the Firm.

Cedar Ridge urges all employees to seek guidance from Cedar Ridge management and/or the CCO with respect to issues that may arise. Determining whether a particular situation may create a potential conflict of interest, or the appearance of such a conflict, may not always be evident. Please do not attempt to resolve such questions yourself.

Confidentiality

Employees must exercise care in maintaining the confidentiality of any confidential information regarding Cedar Ridge and its advisory clients, except when disclosure is authorized or legally mandated. Confidential information includes nonpublic information of Cedar Ridge that may be helpful to competitors or otherwise harmful to Cedar Ridge or the parties mentioned above.

Confidential information also includes information regarding the portfolio holdings and other characteristics of the securities in which the Investment Funds invest. The obligation to preserve confidentiality of this information continues after association with Cedar Ridge ends. Employees should consult with the CCO if they believe they have a legal obligation to disclose confidential information.

Insider Trading

Court and SEC administrative decisions interpreting the anti-fraud provisions of the federal securities laws generally make it unlawful for any person to trade securities for themselves or their advisory clients while in possession of material nonpublic information or to selectively disclose such information to others who may trade. Violations of these provisions may result in civil and criminal penalties, including fines and jail sentences, as well as dismissal from Cedar Ridge. Although there are exceptions to these prohibitions, these exceptions are limited.

“Material” information is any information about a company or the market for the company’s securities that is likely to be considered important by reasonable advisory clients, including reasonable speculative advisory clients, in determining whether to trade. Information that affects the price of the company’s securities is likely to be deemed material.

While it is not possible to identify in advance all information that will be deemed material, some illustrations of such information would include earnings, dividend actions, mergers and acquisitions, major discoveries, major new products, significant advances in research, major personnel changes, labor negotiations, price changes or major marketing changes, government investigations, or significant litigation.

“Nonpublic” information is any information that has not been disclosed generally to the marketplace. Information received about a company that is not yet in general circulation should be considered nonpublic. Similarly, information received about a company in circumstances indicating that it is not yet in general circulation should be considered nonpublic. As a general rule, one should be able to point to some fact to show that the information is widely available — for example, its publication in The Wall Street Journal or in other major news publications.

Material nonpublic information might be inadvertently disclosed to employees by persons with business relationships with the company, such as a hedge fund manager who invests in the company or a company’s investment banker. In such a case, the Employee should refrain from (1) trading for an Investment Fund or his or her own account while in possession of that information and (2) disclosing the information to others, such as family members or business or social acquaintances and immediately report the facts to the CCO for a decision regarding appropriate steps. If you have any questions at all as to whether the information is material and nonpublic, you must resolve the questions before trading or divulging the information. If any doubt at all remains, you should consult the CCO.

Employee Trading Policy and Procedures

The Firm has developed policies and procedures regarding the personal trading activities of its employees based on the requirements set forth in Rule 17j-1 of the Investment Company Act of 1940 as well as the industry “best practices” of Registered Investment Advisers. Cedar Ridge allows employees to conduct personal trading on behalf of personal investment accounts or accounts in which they have investment discretion or beneficial interest. However, employees are required to pre-clear certain investment transactions, including items referenced on the Firm’s Restricted List. Personal investments must be held for a minimum of thirty (30) calendar days to reduce the incentive for short-term trading and maintain focus on our core responsibilities of the advisory client portfolios. The CCO collects and reviews duplicate statements from individuals with personal trading accounts.

Prior to conducting an investment transaction in securities or issuers included on the Firm’s Restricted List, employees are required to complete and receive the approval of the CCO or a designee. Employees must disclose the following information:

•	Ticker symbol or a description of the investment being made,

•	The amount of the investment,

•	Type of trade (i.e. purchase, sale, short sale, etc.), and

•	For private investment, how the investment opportunity was made available to the employee and does Cedar Ridge currently, invest in the fund or any other fund managed by the same underlying manager.

The CCO may require additional information prior to approving a private investment (see the Private Investment Approval Form attached to the Code). The CCO may also require pre- approval of any investment transactions if they determine such approval is necessary to carry out the purposes of the Code. The CCO, in consultation with management, may grant exceptions to the Code.

Restricted List

The Firm’s Restricted List contains the names of companies and/or issuers about which a determination has been made to limit from trading for employee accounts. The List may include securities of a company or issuer that is currently held by a Fund or is being considered for investment by a Fund. The following procedures apply with respect to this List:
•
The Restricted List shall be maintained by the Firm’s CCO and the CCO shall promptly place securities on the list, as well as remove securities from the List, when circumstances warrant it. The CCO shall review and update the List no less than quarterly.

•	The CCO will circulate the Firm’s Restricted List to the Firm’s Employees whenever it is updated.

•
The CCO shall review the Restricted List prior to approving any proposed trades for Employees and may withhold approval for any proposed trade in the securities of a company or issuer that is on the List.

Personal Trading Reporting Requirements

Initial Holdings Report: Within 10 days of his/her date of hire, each employee must identify and disclose to the CCO or its designee, in writing, all private investments, securities holdings and investment accounts in which he/she has beneficial ownership. The Initial and Annual Holdings Report attached to this document is to be completed by all new employees. The information contained in the report must be current as of a date no more than 45 days prior to the date the person becomes an employee of Cedar Ridge. Employees are required to direct the Firms where their accounts are maintained to provide duplicate confirmations and/or account statements to the CCO.

Quarterly Transaction Reports: On a calendar quarterly basis, each employee shall furnish a report to the CCO disclosing all investment transactions made during that calendar quarter. A Quarterly Transaction Report form is attached to this document.

•	All investments in private investment funds or private companies; and

•
With respect to any additional investment transactions, for the previous calendar quarter, the report shall include (i) the security name, (ii) the date of the transaction, (iii) the number of shares or principal amount, (iv) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), (v) price, and (vi) the name of the broker, dealer or bank with or through which the transaction was effected.

Annual Holdings Report: No less than annually, each employee shall furnish the Initial and Annual Holdings Report form (attached to this document) to the CCO, outlining:

•	All investments in private investment funds or private companies; and

•
The report shall include (i) security name, (ii) quantity of securities, (iii) price per share or other unit, (iv) the name of the broker, dealer or bank with or through which the transaction was effected, and (v) nature of ownership.

Notification and Approval of Outside Activities

In addition to the pre-clearance and reporting requirements that may be applicable to Access Persons related to personal securities transactions, all will need to seek the approval of the CCO to engage in business activities outside of his or her employment at Cedar Ridge. An Annual Outside Business Activity/Insider Disclosure Statement is contained in this Code. Employees will need to provide information about their outside activities prior to engaging in such activity. Exceptions may be made by the CCO, or a designee, for certain activities such as activities an employee was involved with before joining Cedar Ridge.

Employees of Cedar Ridge should note that pre-approval will not be required for outside activities related to charities, non-profit organizations/clubs or civic/trade associations. In addition, no pre-approval is necessary if the enterprise is a family owned business that is not involved in the security or investment advisory business and the service required of you will not interfere with your duties at Cedar Ridge. Notwithstanding the foregoing, involvement in any outside activity is unacceptable when it interferes with your ability to perform the duties of your job.

The following list, although not all-inclusive, provides a guideline of what types of outside activities that require preapproval:

•	Serving on a Board of Directors or Board of Trustees,

•	Serving on any advisory board or committee,

•	Any part-time public office,

•	Any part-time teaching position,

•	Any industry associations where you hold a position with the organization (not just a member), and

•	Any position that you receive monetary compensation or benefit from.

If you have any questions whether or not you should request preapproval for an outside business activity that you are considering, be sure to contact the CCO.

Please note that although only certain outside activities require the preapproval of the CCO, employees must report all outside business activities to the CCO no less than annually.

Confidentiality of Reports

All reports of personal securities transactions, holdings and any other information filed pursuant to the Code will be kept CONFIDENTIAL, provided, however, that such information will be subject to review by appropriate individuals, the types of which may include but are not limited to legal and compliance, external auditors, or members of senior management and external legal counsel. Such information will be provided to government authorities or others if required by law or court order.

Gifts and Entertainment

Restrictions:

The Firm places the following restrictions on giving or receipt of gifts and/or entertainment by Employees:

•
Receipt of Gifts: Employees may not use their position with the Firm to personally obtain anything of value from an existing or prospective investor, supplier, person to whom the Employee refers business, or any other entity with which the Firm does business. Employees may not receive any gift, service, or other item of more than de minimis value, which for purposes of this Code is set at $250 per giver per year, from any person or entity that does business with or on behalf of the Firm.

•
Giving of Gifts: Employees may not give or offer any gift of more than de minimis value, which for purposes of this Code is set at $250 per recipient person/entity per year, to existing investors, prospective investors, or any entity that does business with or on behalf of the Firm without the prior written approval, in writing, of the CCO.

•
Entertainment: Employees may not provide or accept entertainment that would be considered extravagant or excessive to or from an investor, prospective investor, or any person or entity that does or seeks to do business with or on behalf of the Firm. Employees may provide or accept a business entertainment event, such as a meal or a sporting event, of reasonable value, if the person or entity providing the entertainment is present. If an employee accepts a form of entertainment that is considered extravagant or excessive, the Firm may require the employee to reimburse the individual or company that paid for the entertainment.

•
Cash: Employees may not give or accept cash gifts or cash equivalents to or from any investor, prospective investor, or any entity that does or seeks to do business with business with or on behalf of the Firm.

•
Government Officials: Employees may not give any gift or entertainment event invitation of any value, on behalf of the Firm, to any federal, state or local government officials or their immediate family members without the prior written approval of the CCO.

Reporting:

As stated above, employees are required to obtain the prior written approval (see Gifts and Entertainment Approval Form attached) by the CCO or a designee before certain gifts are given or entertainment is provided to a client, prospective clients or company that Cedar Ridge conducts business with or considering conducting business. Employees are not required to obtain preapproval for gifts or entertainment received in connection with the Firm’s business, however, they must report the receipt of any gifts or entertainment to the CCO, via email so that the CCO can enter the gift or entertainment received into the Gift and Entertainment log. The email should disclose whether the gift or entertainment was given or received or occurred, the third party involved, the date the gift or entertainment was given or received or occurred, as well as a description of the gift/entertainment and the estimated value.

Gifts from third parties that are received by Cedar Ridge as a firm, and not any one individual, are excluded from this policy unless deemed excessive by the CCO (in which case the CCO may opt to reject the gift(s)/entertainment(s)).

Monitoring:

The CCO will monitor gifts/entertainment given/received to ensure adherence to this Code of Ethics and identify the potential for conflicts of interest or the appearance thereof. The CCO has the authority to determine whether a gift, meal or entertainment is inappropriate and whether it must be returned or repaid.

If the CCO identifies circumstances where an Employee’s receipt of gifts becomes so frequent or extensive so as to raise any question of propriety, the CCO will review the facts of the situation and may rely upon the advice of outside legal counsel or third-party compliance consultants.

Pay-To-Play

“Pay-to-Play” is the practice of making political contributions and related payments to elected officials or candidates in order to influence the awarding of advisory contracts for management (i.e. public pension plans, or other government investment accounts). The SEC has charged investment advisers that engage in pay-to-play practices because such practices compromise a firm’s fiduciary obligation to put client interests first and treat all clients in a fair and equitable manner (no preferential treatment to a single client).

SEC Rule 206(4)-5 prohibits Cedar Ridge from receiving compensation, either directly or indirectly, for providing advisory services to a government client within two (2) years of any contribution made by Cedar Ridge or any of its employees to an elected official or candidate in a position to influence the investment activities of the government client. SEC Rule 206(4)-5 generally applies to state and/or local officials where the Firm conducts its business activities, and not with respect to federal officials. However, there is a de minimis provision that permits employees to make contributions of up to:

•	$350 per election per candidate where the contributor is entitled to vote, and

•	$150 per election per candidate where the contributor is not entitled to vote without triggering the two-year timeout.

Due to the restrictions put in place by SEC Rule 206(4)-5, Employees will be required to have all political contributions pre-approved (as to the amount and recipient, but not based on political party) and report all political contributions annually to the CCO or a designee in order to effectively monitor any employees engaging in pay-to-play practices.

Complaints

As part of Cedar Ridge’s fiduciary duty to its advisory clients and as a good business practice of maintaining strong and long term advisory client relationships, any advisory client complaints of whatever nature and size should be handled in a prompt, thorough and professional manner. The Firm requires a prompt, thorough and fair review of any advisory client or advisory client complaint, and a prompt and fair resolution that is documented with appropriate supervisory review.

The CCO has the primary responsibility for the implementation and monitoring of the Firm’s complaint policy, practices and recordkeeping for the Firm.

Our procedures include the following:

•	A Complaint File for any written complaints received from any advisory clients. The file will include any records and supporting information,

•	Any person receiving any written advisory client complaint is to forward the advisory client complaint to the CCO,

•
If appropriate, we will promptly send the advisory client a letter acknowledging receipt of the advisory client’s complaint letter indicating the matter is under review and a response will be provided promptly, and

•
The CCO or designated officer will review the nature of the complaint and respond to the advisory client. The response will consist of background information and any proposed resolution of the advisory client’s complaint. Any appropriate supervisory review or approval will be done and noted.

The CCO will review the Complaint file/log on a quarterly basis noting any complaints reported for the prior quarter.

Reporting Certain Conduct

All employees must report to the CCO any known or suspected violations of the policies and procedures contained in the firm’s policies and procedures or other activities of any employee that could be construed as a violation of any law, rule or regulation applicable to Cedar Ridge’s business. If an employee is unsure whether a violation has occurred, they should discuss the matter with the CCO. Failure to report a violation to the CCO could result in disciplinary action against any non-reporting employee, which may include termination of employment.

However, if an employee is not comfortable speaking with the CCO, or is not satisfied with the CCO’s response, or the violation involves the CCO, the employee is encouraged to speak with anyone in Senior Management that he or she is comfortable in approaching. The CCO and Senior Management have specific responsibility to investigate all reported violations. Pursuant to its Whistleblower Policy, discussed below, Cedar Ridge has a policy of non- retaliation that applies to any employee who reports such matters in good faith.

Violations or suspected violations may be submitted on a confidential basis by the complainant or may be submitted anonymously. Reports of violations or suspected violations will be kept confidential to the extent possible, consistent with the need to conduct an adequate investigation.

Any employee filing a complaint concerning a violation or suspected violation must be acting in good faith and have reasonable grounds for believing that the information disclosed indicates a violation of the firm’s policies and procedures. Any allegations that prove to be false or unsubstantiated, and were deemed maliciously filed will be viewed as a serious offense requiring disciplinary action.

The CCO or Senior Management will notify the sender and acknowledge receipt of the reported violation or suspected violation within five business days. All reports will be promptly investigated and appropriate corrective action will be taken if warranted by the investigation.

“Whistleblower” Policy

No employee shall suffer harassment or retaliation, or an adverse employment consequence because he/she does any of the following:
i.	in good faith, reports a violation of the firm’s policies and procedures;

ii.
discloses or threatens to disclose, to a supervisor or to a public body, an activity, policy or practice of Cedar Ridge or another employer, with whom there is a business relationship, that the employee reasonably believes is in violation of a law, or a rule or regulation issued under the law;

iii.
provides information to, or testifies before, any public body conducting an investigation, hearing or inquiry into any violation of law, or a rule or regulation issued under the law by Cedar Ridge, or another employer with whom there is a business relationship;

iv.	provides information involving deception of, or misrepresentation to any Client, investor, former employee of Cedar Ridge, or any governmental entity; or

v.
provides information regarding any perceived criminal or fraudulent activity, policy or practice of deception or misrepresentation that the employee reasonably believes may defraud any Client, investor, other employee, or any governmental entity.

An employee who retaliates against another employee who has reported any of the above- stated violations in good faith is by law subject to discipline up to and including termination of employment. This Whistleblower Policy is intended to encourage and enable employees and others to raise serious concerns within Cedar Ridge prior to seeking resolution outside Cedar Ridge.

Code of Ethics Acknowledgement

When this Compliance Manual is first delivered to an employee and every time any amendment to the Code is delivered to an employee, but no less than annually, the employee must furnish the CCO with a written acknowledgement that he or she has received, read and understand the Code of Ethics.

Code of Ethics Acknowledgement Form

I have read, understand and agree to the terms of the Cedar Ridge Partners, LLC Code of Ethics. Within its meaning, express or implied, I am not and have not been aware of any circumstances of a personal or family nature (involving me or any other associate) that would conflict with the Code of Ethics and the policies stated therein.

This represents my initial Acknowledgement

This represents an ongoing Acknowledgement

Signature	Name (please print)

Date

Initial And Annual Securities Holdings Report

Employee Name

Year

To the Chief Compliance Officer:

1.	I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an “Access Person.”

2.	I hereby certify that, during the year, I have complied with the requirements of the Code of Ethics and I have reported all Securities transactions required to be reported pursuant to the Code.

3.
Pursuant to the Code of Ethics adopted by Cedar Ridge Partners, LLC, the following list reports all Covered Securities in which I have direct or indirect beneficial ownership, and which are required to be reported. Brokerage account information is as of 31st day of December 201_.

If there are no reportable year-end securities holdings, please initial: [______]

Brokerage Account Information

I currently have an open account with ___________________________________________________ (list broker, dealer(s) and/or bank) with whom I hold securities and have requested duplicate statements for my employer. [If securities are held with more than one broker, dealer or bank, please provide the requested information related to such broker, dealer or bank on a separate sheet].Please initial: [______]

If you currently do not have a brokerage account, please initial: [______].

Listing of securities held at December 31, 201_:

Security (Name and Symbol)	Quantity of Securities	Price Per Share or Other Unit	Name of Broker, Dealer or bank with or through whom the Transaction was Effected	Nature of Ownership of Securities

Security (Name and Symbol)	Quantity of Securities	Price Per Share or Other Unit	Name of Broker, Dealer or bank with or through whom the Transaction was Effected	Nature of Ownership of Securities

This report (i) excludes transactions with respect to which I had no direct or indirect influence, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

NOTE: Do not report securities held in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and registered open-end investment companies not managed or sub-advised by Cedar Ridge.

To the extent specified above, I hereby disclaim beneficial ownership of any security listed in this Report or in brokerage statements or transaction confirmations provided by you.

Date Submitted:	Signature:

Print Name:

Quarterly Transaction Report

To the Chief Compliance Officer:

During the quarter referred to above, the following transactions were effected in securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by Cedar Ridge Partners, LLC.

If there were no reportable securities transactions for the quarter, please initial: [______]
Brokerage Account Information

I have not opened any new brokerage accounts during Q3,. Please initial: [______]

I have opened a new brokerage account withand have requested duplicate statements for Cedar Ridge Partners, LLC Please initial: [______]

Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and registered open-end investment companies not managed or sub-advised by Cedar Ridge.

Date:	Signature:

Print Name:

Title:

ATTACHEMENT – USE FOR ADDITIONAL TRANSACTIONS (if necessary):

Employee Name:

Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank through Whom Effected

Gifts and Entertainment Approval Form

Name:	Date:
Title:
Signature:

Description of the gift/entertainment being offered:

Company/organization offering gift:

Relationship:

Approximate cost (in USD) of gift/entertainment:

CCO Approval:	Date:

Private Investment Approval Form

Name:	Date:
Title:

Name of Company/Fund/ Investment

Description of Company/Investment

Amount of Investment ($)

How was the investment opportunity made available to you?

Do any funds managed by Cedar Ridge invest in this fund or any fund managed by the underlying investment manager? Have they in the past or are there any plans for potential investments? If yes, to either question, please explain.

Signature

CCO Approval:

Annual Outside Business Activity/Insider Disclosure Statement

Outside Affiliations

1.	Other businesses in which I am engaged (i.e., take an active role):

	Name of Business	Role

	Name of Business	Role

2.	Entities by which I am employed or receive compensation:

	Name of Entity	Affiliation or Title

	Name of Entity	Affiliation or Title

3.	Business organizations in which I am an officer, director, partner or employee:

Name of Entity	Affiliation or Title	Public Company (Yes/No)

4.	Describe interests in any securities, financial or kindred business:

5.	Do you own a significant position in any publicly held company’s securities? Describe:

Insider Disclosure
Please indicate below whether you or any member of your immediate family (i.e., parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, children who are directly or indirectly dependents) is an executive officer, director or 5% or greater stockholder of a public company?

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Compliance Receipt:	Employee:
Signature:	Signature:
Print Name:	Print Name:
Date:	Date:

Disciplinary Questionnaire

Instructions: Please respond to all questions and requested information. Complete written details of all events or proceedings must be provided. An executed copy of this form must be provided to the Chief Compliance Officer.
Criminal Actions
1. Have you ever:
a. been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?	[ ]	Yes	[ ]	No
b. been charged with any felony?	[ ]	Yes	[ ]	No
2. Based upon activities that occurred while you exercised control over it, has an organization ever:
a. been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to any felony?	[ ]	Yes	[ ]	No
b. been charged with any felony?	[ ]	Yes	[ ]	No
3. Have you ever:				No
a.   been convicted of or pled guilty to or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?
	[ ]	Yes	[ ]	No
b. been charged with a misdemeanor specified in 3(a)?	[ ]	Yes	[ ]	No
4. Based upon activities that occurred while you exercised control over it, has an organization ever:	[ ]	Yes	[ ]	No
a. been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to a misdemeanor specified in 3(a)?	[ ]	Yes	[ ]	No
b. been charged with a misdemeanor specified in 3(a)?	[ ]	Yes	[ ]	No
Regulatory Disciplinary Actions
5. Has the SEC or the Commodity Futures Trading Commission ever:
a. found you to have made a false statement or omission?	[ ]	Yes	[ ]	No
b. found you to have been involved in a violation of SEC or CFTC regulations or statutes?	[ ]	Yes	[ ]	No
c. found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	[ ]	Yes	[ ]	No
d. entered an order against you in connection with investment-related activity?	[ ]	Yes	[ ]	No
e. imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	[ ]	Yes	[ ]	No
6. Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:
a. found you to have made a false statement or omissionor been dishonest, unfair or unethical?	[ ]	Yes	[ ]	No

b. found you to have been involved in a violation of investment-related regulation(s) or statute(s)?	[ ]	Yes	[ ]	No
c. found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	[ ]	Yes	[ ]	No
d. entered an order against you in connection with an investment-related activity?	[ ]	Yes	[ ]	No
e. denied, suspended or revoked your registration or license or otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?	[ ]	Yes	[ ]	No
7. Has any self-regulatory organization or commodities exchange ever:
a. found you to have made a false statement or omission?	[ ]	Yes	[ ]	No
b. found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC?	[ ]	Yes	[ ]	No
c. found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	[ ]	Yes	[ ]	No
d. disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or restricting your activities?	[ ]	Yes	[ ]	No
8. Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended?	[ ]	Yes	[ ]	No
9. Have you been notified, in writing, that you are now the subject of any:	[ ]	Yes	[ ]	No
a. regulatory complaint or proceeding that could result in a “yes” answer to any part of 5, 6 or 7?	[ ]	Yes	[ ]	No
b. Investigation that could result in a “yes” answer to any part of 1, 2, 3 or 4?	[ ]	Yes	[ ]	No
Civil Judicial Actions
10. Has any domestic or foreign court ever:
a. enjoined you in connection with any investment-related activity?	[ ]	Yes	[ ]	No
b. found that you were involved in a violation of any investment-related statute(s) or regulation(s)?	[ ]	Yes	[ ]	No
c. dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	[ ]	Yes	[ ]	No
11. Are you named in any pending investment-related civilaction that could result in a “yes” answer to any part of 10?	[ ]	Yes	[ ]	No
Customer Complaints
12.   Have you ever been named as a respondent/defendant in an investment-related, consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:

a. is still pending; or	[ ]	Yes	[ ]	No
b. resulted in an arbitration award or civil judgment against you, regardless of amount; or				No
c. was settled for an amount of $10,000 or more?	[ ]	Yes	[ ]	No
13.   Have you ever been the subject of an investment-related, consumer-initiated complaint, not otherwise reported under question 12 above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?
	[ ]	Yes	[ ]	No
14. Within the past twenty-four (24) months, have you been the subject of an investment-related, consumer-initiated, written complaint, not otherwise reported under question 12 or 13 above, which:
a.   alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;
	[ ]	Yes	[ ]	No
b. alleged that you were involved in forgery, theft, misappropriation or conversion of funds or securities?	[ ]	Yes	[ ]	No
Terminations
15. Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:
a. violating investment-related statutes, regulations, rules or industry standards of conduct?	[ ]	Yes	[ ]	No
b. fraud or the wrongful taking of property?	[ ]	Yes	[ ]	No
c. failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?	[ ]	Yes	[ ]	No
Financial
16. Within the past 10 years:
a. have you made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?	[ ]	Yes	[ ]	No
b.   based upon events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?
	[ ]	Yes	[ ]	No
c.   based upon events that occurred while you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?
	[ ]	Yes	[ ]	No
17. Has a bonding company ever denied, paid out on or revoked a bond for you?	[ ]	Yes	[ ]	No

18. Do you have any unsatisfied judgments or liens against you?	[ ]	Yes	[ ]	No

I certify and acknowledge that the above statements are true and correct to the best of my knowledge and agree to immediately notify Cedar Ridge Partners, LLC if such information becomes inaccurate in any way.

Compliance Receipt:	Employee:
Signature:	Signature:
Print Name:	Print Name:
Date:	Date:

Rule 506(D) Disqualif ication Event (“Bad Actors”) Questionnaire

This Questionnaire is being furnished to you to obtain information in connection with a private offering (the “Offering”) of securities by Cedar Ridge Partne rs , LL C (“Cedar Ridge”), under Rule 506 of the Securities Act of 1933 (the “Rule 506 Exe mption”). Under new Rule 506(d), each Issuer may be prohibited from relying on the Rule 506 Exemption if certain persons involved in the offering (“covered persons”) become subject to any of the triggering events described below after September 23, 2013. In addition, we are required to disclose to investors any covered person triggering events that occurred prior to September 23, 2013. “ Covered persons” include certain persons affiliated w ith Cedar Ridge, certain beneficial owners, the investment manager, (directly or indirectly) paid solicitors involved in the offering, and certain persons affiliated with the investment manager or any solicitor. We have determined that you are a “covered person” and ask that you complete the Questionnaire.

Important Note: Please respond to every question. If your response to a question is “Yes,” please provide relevant details in the explan ation (such as the date of the disciplinary order or other triggering event, the relevant case or order number and a brief description). Unless otherwise stated, your responses should be provided as of the date you sign the Questionnaire (the “Effective Date”). Please note that if you have doubts regarding whether something should be included in your response to a question, please err on the side of over-inclusion. Cedar Ridge may have additional follow-up questions for you in connection with the Offering.

1.	Have you been convicted, within ten years prior to the Effective Date, of any felony or misdemeanor:

•	in connection with the purchase or sale of any security;
•	involving the making of any false filing with the United States Securities and Exchange Commission (the “SEC”); or
•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

[   ] Yes. If yes, please identif y each person w ith respect to whom you ar e respondin g “yes” an d provide relevant details (e.g., the date of the conviction, the relevant case number and a brief description) :

[   ] No.

2.
Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years prior to the Effective Date, that, as of the Effective Date, restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

•	in connection with the purchase or sale of any security;
•	involving the making of any false filing with the SEC; or
•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

[   ] Yes. If yes, please identif y each person w ith respect to whom you ar e respondin g “yes” and provide relevant details (e.g., the date of the order, judgment or decree, the order number and a brief description) :

[   ] No.

3.
Are you subject to a final order2 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

•	as of the Effective Date, bars you from:
•	association with an entity regulated by such commission, authority, agency or officer;
•	engaging in the business of securities, insurance or banking; or
•	engaging in savings association or credit union activities; or
•	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years prior to the Effective Date?

[   ] Yes. If yes, please identif y each person w ith respect to whom you ar e respondin g “yes” and provide relevant details (e.g., the date of the final order or other triggering event, order number and a brief description):

[   ] No.

2
A “final order” is a written directive or declaratory statement issued by a federal or state agency described in Rule 506(d)(1)(iii) under the Securities Act of 1933 under applicable statutory authority that provides for notice and an opportunity for a hearing, which constitutes a final disposition or action by that federal or state agency.

CEDAR RIDGE PARTNERS, LLC

4.
Are you subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that, as of the Effective Date:

•	suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;
•	places limitations on your activities, functions or operations; or
•	bars you from being associated with any entity or from participating in the offering of any penny stock?

[   ] Yes. If yes, please identif y each person w ith respect to whom you ar e respondin g “yes” an d provide relevant details (e.g., the date of the order, the order number and a brief description):

[   ] No.

5.
Are you subject to any order of the SEC, entered within five years prior to the Effective Date, that, as of the Effective Date, orders you to cease and desist from committing or causing a future violation of:

•	any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or
•	Section 5 of the Securities Act.

[   ] Yes. If yes, please identity each person with respect to whom you ar e respondin g “yes” an d provide relevant details (e.g., the date of the order, the order number and a brief description) :

No.

6.
Have you been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

[   ] Yes. If yes, please identity each person with respect to whom you ar e respondin g “yes” an d provide relevant details (e.g., the date of the suspension, expulsion or bar, the relevant identifying number, if any, and a brief description):

No.

CEDAR RIDGE PARTNERS, LLC

7.
Have you filed (as a registrant or issuer), or were you named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within five years prior to the Effective Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you, as of the Effective Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

[   ] Yes. If yes, please identity each person with respect to whom you ar e respondin g “yes” an d provide relevant details (e.g., the date of the order and the order number, if applicable, or identifying information for the investigation or proceeding, if any; and a brief description):

No.

8.
(i) Are you subject to a United States Postal Service false representation order entered within five years prior to the Effective Date, or (ii) are you, as of the Effective Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

[   ] Yes. If yes, please identity each person with respect to whom you ar e respondin g “yes” an d provide relevant details (e.g., the date of the order, temporary restraining order or preliminary injunction, the order or case number and a brief description):

No.

CEDAR RIDGE PARTNERS, LLC

By signing this Questionnaire, the undersigned, you: (i) acknowledge that Cedar Ridge will be relying upon the information provided in this Questionnaire in meeting requirements under Rule 506 of the Securities Act and in making certain written or oral representations to the SEC; (ii) acknowledge and agrees that the SEC may require Cedar Ridge to disclose the information provided in this Questionnaire to potential investors, current investors and/or to the public; (iii) confirm that the information contained in the Questionnaire relating to the undersigned and each person listed on Exhibit A hereto is true and correct as of the Effective Date, to the best of the undersign ed’s knowledge and belief upon reasonable du e diligence; and (iv) agree to pro mptl y: (a) notify Cedar Ridge of any inaccuracies or changes in the information provided in the Questionnaire that are discovered or occur after the Effective Date and (b) furnish such supplemental information as requested by Cedar Ridge.

By:
Date:
Print Name:
Title:

Reviewed by:
Signature:
Date: